Exhibit 99.1

Corporate Development Supply Chain Sales Finance Legal Operations Human Resources Dv Sc Sa Fi Le Op Hr CF Industries NYSE: CF 2011 Second Quarter Financial Results August 5, 2011

Certain statements contained in this communication may constitute "forward-looking statements." All statements in this communication, other than those relating to historical information or current condition, are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from our expectations include, among others: the volatile cost of natural gas in the areas where our production facilities are principally located; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; reliance on third party transportation providers; our ability to integrate the Terra businesses promptly and effectively and to achieve the cost savings and synergies we anticipate from the acquisition within the expected time frame or at all, the potential for disruption from the acquisition to make it more difficult for us to maintain relationships with customers, employees or suppliers, and the impact of system integration efforts, including the implementation of a new enterprise resource planning (ERP) system; weather conditions; risks associated with expansion of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; future regulatory restrictions and requirements related to greenhouse gas emissions and climate change; our inability to predict seasonal demand for our products accurately; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; the reliance of our operations on a limited number of key facilities and the significant risks and hazards against which we may not be fully insured; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; risks associated with international operations; the concentration of our sales with certain large customers; losses on our investments in securities; deterioration of global market and economic conditions; our substantial indebtedness and the limitations on our operations imposed by the terms of our indebtedness; our ability to comply with the covenants under our indebtedness and to make payments under such indebtedness when due; potential inability to refinance our indebtedness in connection with any change of control affecting us; and loss of key members of management and professional staff. Forward-looking statements are given only as of the date of this release and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Safe Harbor Statement

Financial Highlights In millions, except percentages and EPS 2011 Q2 2010 Q2 Net sales $ 1,802 $ 1,308 Gross margin 867 397 - As percent of sales 48% 30% Net earnings attributable to common stockholders $ 487 $ 105 Earnings per diluted share 6.75 1.54 Cash flow provided by operations 251 (2) Net debt at period end 661 2,011

Record Profits and Cash Flow Any-quarter record Second quarter record 2006 2007 2008 2009 2010 2011 Earnings per Share Operating Cash Flow (millions)

Nitrogen Segment Results Source: Green Markets 2009 2010 2011 In millions, except as noted 2011 Q2 H/(L) 2010 Q2 H/(L) 2011 Q1 Sales $ 1,505 $ 382 $ 579 Gross margin 783 415 340 - Percent 52% 19 pts 4 pts Volume (000 st) 3,774 (158) 933 Average selling prices ($/st) - Ammonia $ 596 $ 216 $ 102 - Urea 389 93 18 - UAN 323 103 46 - AN 260 47 9 Gas cost $/MMBtu $ 4.32 $ (0.10) $ - Ammonia Urea UAN-32 Mid-Cornbelt Prices

Phosphate Segment Results Source: Green Markets In millions, except as noted 2011 Q2 H/(L) 2010 Q2 H/(L) 2011 Q1 Sales $ 297 $ 112 $ 49 Gross margin 85 56 2 - Percent 29% 13 pts (5) pts Volume (000 st) 538 79 98 - DAP 382 27 51 - MAP 156 52 47 - Domestic 298 81 (96) - Export 240 (2) 194 Average selling prices ($/st) - DAP $ 555 $ 155 $ (7) - MAP 544 130 (25) DAP Central Florida Price 2009 2010 2011

EBITDA and Selected Items (in millions; includes Terra results from Apr. 5, 2010) Quarter ended June 30, Six Months ended June 30, 2011 2010 2011 2010 Net earnings attributable to common stockholders $ 487.4 $ 105.1 $ 769.4 $ 100.7 Interest expense (income) – net 29.9 111.5 81.7 111.6 Income taxes 281.2 89.9 440.3 85.4 Depreciation, depletion and amortization 94.8 149.8 213.3 178.1 Less: Other adjustments(1) (4.1) (64.2) (30.4) (64.3) EBITDA(2) $ 889.2 $ 392.1 $ 1,474.3 $ 411.5 Memo: Selected items included above (Gain) on sale of non-core assets $ (2.0) $ - $ (34.5) $ - Unrealized mark-to-market (gains) losses 14.2 (15.1) 13.5 (3.9) Restructuring and integration costs 1.3 9.3 3.4 9.3 Other business combination costs - 104.5 - 240.5 (Gain) on sale of Terra shares - - - (28.3) Peru project development costs 0.5 1.9 0.7 4.6 Total $ 14.0 $ 100.6 $ (16.9) $ 222.2 (1) Includes amortization of deferred loan fees and depreciation in noncontrolling interest. See slide 12 for further details.

Second Quarter Accomplishments Delivered strong earnings and cash flow Any-quarter record sales, net earnings and EPS Second quarter record cash flow from operations Overcame daunting weather-related challenges Delayed planting drove product mix change Drought in southern plains changed geographic demand pattern Flooding led to rail embargoes, long transit times and difficult loading However, weather patterns lengthened the application season Achieved outstanding production levels Strong production at other facilities more than made up for downtime at Port Neal, leading to full utilization of the total ammonia system 88% production rate for phosphate

Reduction in Net Debt Millions Net debt declined by $929 million during 1H 2011 See slide 12 for reconciliation of net debt

Capital Deployment Quadrupling of regular quarterly dividend to $0.40 Major project investment of $1.0 to $1.5 billion over the next four years Debottlenecking Increased upgrading of ammonia Expenditure of up to $1.5 billion to repurchase shares through December 31, 2013

Outlook/Summary Sustained high crop prices and plantings High farm income to facilitate fall purchases of crop inputs Tight global fertilizer supply/demand balance underpins high prices through 2011 Significant unmet N and P import requirements for India Diminished N and P export availability from China A strong forward order book at attractive margins Continuing high earnings and cash flow

Non-GAAP Information

Reconciliation of debt to net debt (net cash):

	Apr. 15, 2010		Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010	Mar. 31, 2011	Jun. 30, 2011
				(in millions)			
Total debt	$ 3,627.8		$ 2,601.2	$ 2,255.6	$ 1,959.0	$ 1,618.1	$ 1,618.1
Less: cash, cash equivalents and short-term investments	500.0	(1)	601.4	648.4	800.8	1,137.3	1,358.8
Plus: customer advances	350.0	(1)	10.8	321.1	431.5	747.3	401.3
Net debt	$ 3,477.8		$ 2,010.6	$ 1,928.3	$ 1,589.7	$ 1,228.1	$ 660.6

(1) The amounts at April 15, 2010 are approximate.

Net debt (net cash) is defined as total debt minus cash, cash equivalents and short-term investments, plus customer advances. We include customer advances in this calculation to reflect the liability associated with our obligations to supply fertilizer in the future, which offsets cash received in the form of customer advances. Net debt (net cash) does not include distributions of earnings payable to noncontrolling interest holders. We use net debt (net cash) in the evaluation of our capital structure.

EBITDA, as shown and reconciled on slide 7, is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation, depletion and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

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